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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                           FORM 8-K CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

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               Date of Report (Date of earliest event reported)

                               January 29, 1999


                           Carreker-Antinori, Inc.
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            (Exact name of registrant as specified in its charter)


        Delaware                    0-24201                   75-1622836
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(State of Incorporation)    (Commission File Number)        (IRS Employer
                                                           Identification No.)




        14001 N. Dallas Parkway, # 1100, Dallas, TX         75240
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        (Address of principal executive offices)          (Zip Code)


                                (972) 458-1981
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             (Registrant's telephone number, including area code)


                                    [N/A]
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        (Former name or former address, if changed since last report)

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ITEM 2.  Acquisition or Disposition of Assets.

On January 29, 1999, Carreker-Antinori, Inc. (the "Company") acquired Genisys Operation, Inc., a Texas corporation ("Genisys"), pursuant to a merger transaction that also included the shareholders of Genisys, Kevin J. Taylor, Ronald W. Kreykes, Thomas R. Flannery, Robert A. Walsh and Patrick M. Rogal-Davis (the "Genisys Acquisition"). Genisys provides track and trace software and maintenance solutions to financial institutions.

The aggregate consideration paid by the Company as a result of the Genisys Acquisition was determined pursuant to arms-length negotiations and consisted of approximately 1.24 million shares of common stock of the Company. Of the
1.24 million shares of common stock, a total of 124,000 shares was placed into escrow for up to one year to secure the indemnification obligations set forth in the merger agreement. The Company has agreed to use its reasonable best efforts to register with the Securities and Exchange Commission the shares of the Company's common stock issued in the Genisys Acquisition within six (6) months of the effectiveness of the transaction. The Genisys Acquisition is intended to be accounted for under the pooling-of-interests method of accounting and the common stock issued in the Genisys Acquisition is subject to restrictions on transfer required by the pooling-of-interests rules. The Genisys Acquisition also is intended to be a tax-free reorganization.

The description of the Genisys Acquisition is qualified in its entirety by reference to a copy of the related merger agreement filed as an exhibit to this Form 8-K.

The Company is not aware of any material relationship that existed prior to the Genisys Acquisition between the Company and its officers and directors, on the one hand, and Genisys and the Genisys officers, directors and shareholders, on the other hand.

The assets of Genisys include accounts receivables, equipment, contract rights and other personal property. The Company intends to continue to use these assets in a manner consistent with that of their historical usage, namely providing track and trace software and maintenance solutions to financial institutions.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired

     Financial statements of Genisys will be filed within the mandated time period.

(b)  Pro Forma Financial Information

     Pro forma financial information will be filed within the mandated time period.

(c)  Exhibits

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2.1  Agreement and Plan of Merger, dated January 29, 1999, by and among
Carreker-Antinori, Inc., GO Acquisition Corp., Genisys Operation, Inc., and Kevin J. Taylor, Ronald W. Kreykes, Thomas R. Flannery, Robert A. Walsh, and Patrick M. Rogal-Davis.

2.2 List of Schedules and Attachments omitted from Exhibit 2.1, Agreement and Plan of Merger.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CARREKER-ANTINORI, INC.


By: /s/ Terry L. Gage              Date: February 12, 1999
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     Terry L. Gage
     Executive Vice President and
     Chief Financial Officer